UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

Medley capital corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

375 Park Avenue, 33rd Floor New York, NY 10152
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On March 9, 2012, Medley Capital Corporation (the “Company”) reconvened its 2012 annual meeting of stockholders (the “Annual Meeting”), which was adjourned on February 17, 2012 to permit additional time to solicit stockholder votes for Proposal III described in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on February 23, 2012 (the “Proxy”). At the reconvened Annual Meeting, the Company’s stockholders approved Proposal III described in the Proxy. As of December 23, 2011, the record date, there were 17,320,468 shares of common stock outstanding and entitled to vote. A summary of the matter voted upon by the stockholders is set forth below.

Proposal III. The Company’s stockholders approved the authorization for the Company, in one or more public or private offerings, to sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below, but no more than 20% below, its then current NAV, subject to certain additional conditions.

For	Against	Abstain	Broker Non-Votes
10,437,958	1,290,343	20,833	3,196,724

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: March 14, 2012	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer